Exhibit 10.1

UNSECURED DIRECTORS LOAN AGREEMENT

THIS AGREEMENT is made on the 15th day of March 2018.

MADE BETWEEN:

Li Weiwei, of 8 Tiaojiayuan Street, Suite 1402, Chaoyang District, Beijing, China (“Director”)

OF THE FIRST PART

AND:
Soltrest Inc., a company incorporated pursuant to the laws of Nevada with an address at 8 Tiaojiayuan Street, Suite 1402, Chaoyang District, Beijing, China
("Company")

OF THE SECOND PART

WHEREAS:

A.	Director agrees to loan funds to the Company to finance Company’s business activities until sufficient funds are raised during IPO or for the period of 2 years whatever comes first;
B.	Company agrees to repay this loan upon request after sufficient funds are raised through IPO or after two years from the date this agreement was signed.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Director hereby agrees to provide a loan to the Company concurrent with the execution of this Agreement;
2.	Loan funds advanced shall be unsecured and non-interest bearing, with no fixed term of repayment.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

SOLTREST INC.

/s/ Li Weiwei	/s/ Li Weiwei
Li Weiwei	Authorized Signatory